UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2003

CV THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-21643	43-1570294
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3172 Porter Drive

Palo Alto, California 94304

(Address of Principal Executive Offices, including Zip Code)

(650) 384-8500

(Registrant’s Telephone Number, including Area Code)

Item 5. Other Events

On July 10, we issued a press release announcing that CV Therapeutics and Quintiles Transnational Corp. have modified their commercialization agreement for Ranexa™. The modified agreement provides CV Therapeutics with complete commercialization rights for Ranexa, including the opportunity to hire and train a dedicated cardiovascular sales force. Quintiles and its commercial sales and marketing subsidiary, Innovex, will continue to have a commercialization services relationship relating to Ranexa and also will become a preferred provider of their full range of pharmaceutical services for CV Therapeutics. In addition, pursuant to the modified agreement, Quintiles received a warrant for 200,000 shares of CV Therapeutics common stock.

The foregoing description is qualified in its entirety by reference to the Amended and Restated Sales and Marketing Services Agreement, dated July 9, 2003, by and between the Company, Innovex (North America) Inc., Innovex LP and Quintiles Transnational Corp, a copy of which is attached hereto as Exhibit 10.1, the common stock warrant, dated July 9, 2003, issued to QFinance, Inc., a copy of which is attached hereto as Exhibit 4.1, and our press release dated July 10, 2003, a copy of which is attached hereto as Exhibit 99.1.

Forward-Looking Statements. This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future clinical or product development or financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of those terms and other comparable terminology. These statements reflect only management’s current expectations. Important factors that could cause actual results to differ materially from the forward-looking statements we make or incorporate by reference in this report are set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as may be updated from time to time by our future filings under the Securities Exchange Act. If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

4.1	Common Stock Warrant, dated July 9, 2003, issued to QFinance, Inc.

10.1	Amended and Restated Sales and Marketing Services Agreement, dated July 9, 2003, by and between the Company, Innovex (North America) Inc., Innovex LP and Quintiles Transnational Corp.

99.1	Registrant’s Press Release dated July 10, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2003	CV THERAPEUTICS, INC.

	By:	/s/ TRICIA BORGA SUVARI
Tricia Borga Suvari Vice President and General Counsel